Exhibit 21




			SUBSIDIARIES OF THE COMPANY

     The following table sets forth the name and state or other jurisdiction of incorporation of the Company's subsidiaries. Except as otherwise indicated, each subsidiary is wholly-owned, directly or indirectly, by the Company. Such subsidiaries do business under their corporate names.


     Aire Sellado, S.A. de C.V.              Mexico
     Cascades Sealed Air Inc.*               Canada
     Danco (NZ) Limited**                    New Zealand
     Delsopak S.A.                           France
     Emballasje Teknikk A/S                  Norway
     Europads Sarl                           France
     Hereford Paper and Allied               England
	  Products Limited
     Instapak France S.A.                    France
     PolyMask Corporation*                   Delaware
     Polypride, Inc.                         Delaware
     Sealed Air N.V.                         Belgium
     Sealed Air of Canada Limited            Ontario, Canada
     Sealed Air Espana, S.A.                 Spain
     Sealed Air Limited                      England
     Sealed Air S.A.***                      France
     Sealed Air (Far East) Limited           Hong Kong
     Sealed Air GmbH                         Germany
     Sealed Air Holdings (NZ) Limited        New Zealand
     Sealed Air Japan Limited                Nevada
     Sealed Air S.p.A.                       Italy
     Sealed Air (Korea) Limited              Korea
     Sealed Air (Malaysia) Sdn. Bhd.         Malaysia
     Sealed Air B.V.                         Netherlands
     Sealed Air (Puerto Rico) Incorporated   Delaware
     Sealed Air (Singapore) Pte. Limited     Singapore
     Sealed Air Svenska AB                   Sweden
     Sealed Air Taiwan Limited               Taiwan
     Sealed Air Thailand Limited             Thailand
     Sealed Air Trucking, Inc.               Delaware
     SPIC Srl                                Italy
     Static, Inc.                            Delaware
     Trigon Industries Limited               New Zealand
     Trigon Packaging Systems (NZ) Limited   New Zealand
     Trigon Engineering Limited              New Zealand
     Trigon Packaging Systems                Queensland,
	 (Aust) Pty Limited                  Australia
     Trigon Packaging Corporation            Washington
     Trigon Cambridge Limited                England
     Trigon Packaging Systems (UK) Limited   England
     Trigon Verpackungssysteme GmbH          Germany


*The Company owns 50% of the outstanding shares.
**The Company owns 95% of the outstanding shares.
***The Company indirectly owns a majority of the outstanding shares.

     Certain subsidiaries are omitted from the above table. Such subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 1994.